Exhibit 99.1

Vistra Reports Third Quarter 2021 Results

and Announces Additional Long-Term

Capital Allocation Plan Details

Returning Capital to Financial Stakeholders

•

Announced plans to return at least $7.5 billion to common stockholders through year-end 2026, reflecting an average annual ~15% cash yield on the stock at the current stock price, via a combination of share repurchases and dividends, with plans to retire at least $1.5 billion of debt by year-end 2022[1]:

Share Repurchases

•

Announced, in October, a $2 billion share repurchase program, which is sized at over 20% of the company’s current market cap and is expected to be executed by year-end 2022. The share repurchase program is partially funded by $1 billion of preferred equity raised in October.

•	Vistra expects it will opportunistically repurchase another ~$4 billion of common stock between 2023 and 2026, so long as the company believes its stock is undervalued.

•	In total, this five-year allocation to share repurchases represents >60% of the company’s current market capitalization.

Dividends

•	Announced an updated dividend policy pursuant to which Vistra expects to commit $300 million[2] annually toward its common dividend program, totaling $1.5 billion over the five-year period.

•	Assuming $6 billion of share repurchases executed at Vistra’s current stock price[3], Vistra’s annualized dividend per share would grow by ~175% by year-end 2026.

Debt Repayments

•	Reaffirmed its commitment to a strong balance sheet, announcing plans to retire ~$1.5 billion of debt by year-end 2022[1] with plans for up to $3 billion of debt repayments by year-end 2026[1].

Financial Highlights

•

Delivered third quarter 2021 Net Income of $10 million and Net Income from Ongoing Operations[4] of $16 million. Third quarter 2021 Ongoing Operations Adjusted EBITDA[4] was $1,177 million. Excluding the Winter Storm Uri (Uri) impacts, Vistra’s Ongoing Operations Adjusted EBITDA, excluding Uri[4,5], was $1,167 million.

•

Raised and narrowed 2021 Ongoing Operations Adjusted EBITDA[4] guidance range to $1,890 to $2,090 million and revised and narrowed Ongoing Operations Adjusted Free Cash Flow before Growth[4] (FCFbG) guidance range to $100 to $300 million. The Ongoing Operations Adjusted EBITDA guidance range includes ~$500 million[6] from ERCOT’s securitization of certain Uri-related costs borne by load-serving entities, which partially offsets the retail portion of the greater than $2 billion financial loss Vistra recorded in the first quarter of 2021. The cash impact of the securitization is reflected in Vistra’s 2022 Adjusted FCFbG guidance range, which is the year in which the company expects to receive the cash proceeds.

Vistra – Press Release

Nov. 5, 2021, Page 2

•

Initiated 2022 Ongoing Operations Adjusted EBITDA[4] and Ongoing Operations Adjusted Free Cash Flow before Growth[4] (FCFbG) guidance ranges of $2,810 to $3,310 million and $2,070 to $2,570 million, respectively, an expected Adjusted EBITDA to Adjusted FCFbG conversion of ~76%.

•

Vistra’s 2022 guidance ranges include the negative impact of ~$185 million from bill credits applied to large commercial and industrial customers that curtailed during Uri and the negative impact of ~$55 million from the execution of NPV-positive, long-dated contracts with retail customers.

•	Excluding these impacts for an illustrative view of the long-term earnings power of the business, Vistra’s 2022 Ongoing Operations Adjusted EBITDA[4,7] guidance range would be $3,050 to $3,550 million.

•	Paid a quarterly dividend of $0.15 per share, or $0.60 per share on an annualized basis, on Sept. 30, 2021, to shareholders of record as of Sept. 16, 2021.

Winter Preparedness

•	Implemented a series of steps designed to significantly improve risk profile in the event of future weather-driven volatility events, including:

•	Investing ~$80 million in the ERCOT fleet to further harden generation for cold temperatures and improve security of fuel.

•	Added incremental gas storage capacity, as well as dual fuel capabilities at gas steam units.

•	Revised risk management policy to reserve additional generation length as physical insurance leading into peak periods.

•	Continued participation with the PUCT and ERCOT to implement Texas legislation related to Uri and to evaluate potential ERCOT market reforms.

A Clean Energy Future

•

Acquired Angus Solar, LLC, owner of the 110-MW Angus solar development project located in Bosque County, Texas, from developer Cypress Creek. Angus, which is estimated to begin commercial operations by year-end 2023, joins the growing Vistra Zero portfolio of zero-carbon generation assets.

•

Announced the planned development of up to 300 MW of utility-scale solar and up to 125 MW of battery energy storage facilities at nine retired or to-be-retired Vistra coal plant sites across central and southern Illinois, supported by the passage of Illinois’ landmark Energy Transition Act, which incorporated Vistra’s legislative priority known as the Illinois Coal to Solar & Energy Storage Initiative.

•

Supported COP26 through committing to align emissions reduction targets to keep warming to 1.5°C and reaching science-based net-zero emissions by 2050, as promoted by Science Based Targets initiative’s Business Ambition for 1.5°C, and encouraging governments and corporate leaders to set strong emissions reduction targets.

ESG Highlights

•

Honored with the Excellence in Surface Coal Mining Reclamation Award by the Office of Surface Mining Reclamation & Enforcement, a bureau of the U.S. Department of the Interior. The award recognizes companies that go beyond federal reclamation requirements to demonstrate their commitment to the environment.

Vistra – Press Release

Nov. 5, 2021, Page 3

•	Launched TXU Energy Freedom RewardsSM, a first-of-its-kind energy plan allowing customers to earn 30% in free electricity for every dollar spent on energy charges.

•	Encouraged Fortune 1000 CEOs to help advance disability inclusion and equality through Disability:IN’s CEO letter campaign, while reinforcing Vistra’s commitment to equality and inclusion at Vistra.

•	Incentivized COVID-19 vaccinations for employees through a vaccine sweepstakes where eight employees will win a cash prize, up to $50,000 each, for submitting proof of vaccination.

(1)	Corporate-level debt. Excludes potential future Vistra Zero project financing.

(2)	Based on management’s recommendations; subject to Board’s approval at the applicable time.

(3)	Assumes share price of $20 as of Nov. 1, 2021 close.

(4)

Excludes the Asset Closure segment. Net Income from Ongoing Operations, Ongoing Operations Adjusted EBITDA, Ongoing Operations Adjusted EBITDA, excluding Uri, Ongoing Operations Illustrative Adjusted EBITDA, Ongoing Operations Adjusted FCFbG, and Ongoing Operations Illustrative Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further detail.

(5)

Excludes net $10 million benefit related to Uri, including ERCOT resettlement and revenue true-up benefit of $43 million net of $(33) million of bill credits applied to large commercial and industrial customer bills that curtailed during Uri.

(6)

The amount of the securitization proceeds reflects management’s estimate. The final amount is expected to be determined in December 2021, and the payment of the proceeds will be subject to ERCOT’s ability to secure the financing. The Company currently expects the proceeds to be reflected in Ongoing Operations Adjusted EBITDA for the quarter ended Dec. 31, 2021. The inclusion of the securitization proceeds in Ongoing Operations Adjusted EBITDA guidance is a non-GAAP determination at this time, reflecting management’s view of the financial impact of securitization on operating results, which offsets a portion of the Uri-related retail costs incurred during the first quarter of 2021, and the representative period for which the proceeds relate. The GAAP measurement is still under review. Management expects the GAAP determination will be finalized prior to the filing of the company’s 2021 Form 10-K.

(7)

Excludes ~$185 million impact from bill credits applied to large commercial and industrial customers that curtailed during Uri and ~$55 million impact from retail term contract backwardation. Provided for illustrative purposes only and should not be read or viewed as Vistra’s actual 2022 guidance, which is also set forth above.

Summary of Financial Results for Third Quarter Ended Sept. 30, 2021

	Three Months Ended		Nine Months Ended
($ in millions)	Sept. 30, 2021	Sept. 30, 2020	Sept. 30, 2021	Sept. 30, 2020[3]
Net Income (Loss)	$10	$442	$(1,781)	$651
Ongoing Operations Net Income (Loss)[1]	$16	$502	$(1,761)	$740
Ongoing Operations Adjusted EBITDA[1]	$1,177	$1,183	$776	$2,963
Excluding Uri[1,2]	$1,167		$2,811
Adjusted EBITDA by Segment
Retail	$65	$(140)	$376	$572
Texas	$858	$972	$(350)	$1,452
East	$193	$245	$573	$691
West	$36	$23	$81	$59
Sunset	$36	$93	$115	$209
Corp./Other	$(11)	$(10)	$(19)	$(20)
Asset Closure	$(4)	$(46)	$(32)	$(78)

For the three months ended Sept. 30, 2021, Vistra reported Net Income of $10 million, Net Income from Ongoing Operations1 of $16 million, and Ongoing Operations Adjusted EBITDA1 of $1,177 million. Vistra’s third quarter 2021 Ongoing Operations Adjusted EBITDA, excluding Uri1,2, was $1,167 million. Vistra’s third quarter 2021 Net Income was $432 million lower than third quarter 2020 Net Income, driven primarily by unrealized hedging losses.

Vistra – Press Release

Nov. 5, 2021, Page 4

Vistra reported third quarter Adjusted EBITDA from the Retail segment of $65 million, $205 million higher than third quarter 2020 results, driven by the execution of Vistra’s self-help initiatives following Uri and lower cost of goods sold period-over-period. Third quarter Adjusted EBITDA from the generation4 segments, on an aggregate basis, totaled $1,112 million, $211 million lower than third quarter 2020 results, primarily driven by lower energy margin in Texas, East, and Sunset.

“Vistra’s integrated operations continued to operate well following Winter Storm Uri, delivering third quarter financial results that are in-line with the prior period, and capturing approximately 85% of the company’s $500 million self-help target as of Sept. 30, with a clear line of sight to the balance,” said Curt Morgan, Vistra’s chief executive officer. “We continue to believe in the long-term value of the company. Our strategic review process, which management and the board undertook in the first three quarters of 2021, has led us toward the execution of a capital allocation plan that is focused on maximizing the value of our business, growing our Vistra Zero portfolio via cost-effective capital, and prioritizing the return of capital to our financial stakeholders. The closing of our preferred equity offering and announcement of our near-term $2 billion share repurchase program is an exciting first step in the execution of this plan, with the very real prospect of repurchasing over 60% of our current market cap by year-end 2026 and returning an additional $1.5 billion to shareholders through common dividends over that same time period for a grand total of $7.5 billion. All in all, at our current share price, the expected repurchases and dividends are forecast to result in an average annual cash yield on our current stock price of an attractive 15%.”

(1)

Excludes results from the Asset Closure segment. Net Income from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted EBITDA, excluding Uri, are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further details. Total by segment may not tie due to rounding.

(2)

Q3 2021 Excludes net $10 million benefit related to Uri, including ERCOT resettlement and revenue true-up benefit of $43 million net of $(33) million of bill credits applied to large commercial and industrial customer bills that curtailed during Uri. YTD 2021 excludes $2,035 million of Uri-related impacts.

(3)	Q3 2020 results decreased by $2 million and YTD 2020 results decreased by $1 million due to the recast of Wharton power plant, retired in 2020, to the Asset Closure segment.

(4)	Includes Texas, East, West, Sunset, and Corp./Other.

Guidance

($ in millions)	Prior 2021[2]	Current 2021	2022	Illustrative 2022[3]
Ongoing Ops. Adj. EBITDA[1]	1,475 – 1,875	1,890 – 2,090	$2,810 – $3,310	$3,050 – $3,550
Ongoing Ops. Adj. FCFbG[1]	200 – 600	100 – 300	$2,070 – $2,570	$1,810 – $2,310

Vistra is raising and narrowing its 2021 Ongoing Operations Adjusted EBITDA1 guidance range to $1,890 to $2,090 million and revising and narrowing its 2021 Ongoing Operations Adjusted FCFbG1 guidance range to $100 to $300 million. Vistra’s 2021 Ongoing Operations Adjusted EBITDA guidance range includes ~$500 million4 from ERCOT’s securitization of certain Uri-related costs borne by load-serving entities, which partially offsets the retail portion of the greater than $2 billion financial loss Vistra recorded in the first quarter of 2021. Vistra expects to receive the ~$500 million of securitization proceeds in the first half of 2022. As a result, the cash flow impact of securitization is included in Vistra’s 2022 Ongoing Operations Adjusted FCFbG guidance range.

Vistra is initiating its 2022 Ongoing Operations guidance ranges, forecasting Ongoing Operations Adjusted EBITDA1 of $2,810 to $3,310 million and Ongoing Operations Adjusted FCFbG1 of $2,070 to $2,570 million, an expected Adjusted EBITDA to Adjusted FCFbG conversion of ~76%. Vistra’s 2022 guidance ranges include the negative impact of ~$185 million from bill credits applied to large commercial and industrial customers that curtailed during Uri and the negative impact of ~$55 million from the execution of NPV-positive, long-dated contracts with retail customers that will contribute positive EBITDA in future years. Excluding these impacts, which is reflective of the long-term earnings power of the business, Vistra’s Ongoing Operations Illustrative Adjusted EBITDA1,3 guidance range is $3,050 to $3,550 million.

Vistra – Press Release

Nov. 5, 2021, Page 5

(1)

Excludes the Asset Closure segment. Ongoing Operations Adjusted EBITDA, Ongoing Operations Illustrative Adjusted EBITDA, Ongoing Operations Adjusted FCFbG, and Ongoing Operations Illustrative Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further detail.

(2)	As issued on April 26, 2021.

(3)

Illustrative Adj. EBITDA and Illustrative Adj. FCFbG exclude ~$185 million impact from bill credits applied to large commercial and industrial customer bills that curtailed during Uri and ~$55 million impact from retail term contract backwardation. Illustrative Adj. FCFbG excludes $500 million securitization proceeds. Provided for illustrative purposes only and should not be read or viewed as Vistra’s actual 2022 guidance, which is also set forth above.

(4)

The amount of the securitization proceeds reflects management’s estimate. The final amount is expected to be determined in December 2021, and the payment of the proceeds will be subject to ERCOT’s ability to secure the financing. The Company currently expects the proceeds to be reflected in Ongoing Operations Adjusted EBITDA for the quarter ended Dec. 31, 2021. The inclusion of the securitization proceeds in Ongoing Operations Adjusted EBITDA guidance is a non-GAAP determination at this time, reflecting management’s view of the financial impact of securitization on operating results, which offsets a portion of the Uri-related retail costs incurred during the first quarter of 2021, and the representative period for which the proceeds relate. The GAAP measurement is still under review. Management expects the GAAP determination will be finalized prior to the filing of the company’s 2021 Form 10-K.

Liquidity

As of Sept. 30, 2021, Vistra had total available liquidity of ~$2,071 million, including cash and cash equivalents of $351 million, and $1,720 million of availability under its revolving credit facility.

Earnings Webcast

Vistra will host a webcast today, Nov. 5, 2021, beginning at 8 a.m. ET (7 a.m. CT) to discuss these results and related matters. The live webcast and the accompanying slides that will be discussed on the call can be accessed via Vistra’s website at www.vistracorp.com under “Investor Relations” and then “Events & Presentations.” Participants can also listen by phone by registering here prior to the start time of the call to receive a conference call dial-in number. A replay of the webcast will be available on the Vistra website for one year following the live event.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases), “Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, and other items described from time to time in Vistra’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment), “Ongoing Operations Adjusted EBITDA, excluding Uri” (Ongoing Operations Adjusted EBITDA as further adjusted to exclude the impacts arising from Uri), “Ongoing Operations Illustrative Adjusted EBITDA” (Ongoing Operations Adjusted EBITDA as further adjusted to exclude the impacts arising from Uri and the Year 1 impacts from various long-dated, NPV-positive retail contracts), “Net Income from Ongoing Operations” (net income less net income from Asset Closure segment), “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth), and “Ongoing Operations Illustrative Adjusted FCFbG (Ongoing Operations Adjusted FCFbG as further adjusted to exclude the impacts arising from Uri and the Year 1 impacts from various long-dated, NPV-positive retail contracts), are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra – Press Release

Nov. 5, 2021, Page 6

Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity and Vistra’s management and Board have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. Vistra uses Net Income from Ongoing Operations as a non-GAAP measure that is most comparable to the GAAP measure Net Income in order to illustrate the company’s Net Income excluding the effects of the Asset Closure segment, as well as a measure to compare to Ongoing Operations Adjusted EBITDA. Vistra uses Ongoing Operations Adjusted EBITDA, excluding Uri to present a more normalized view of operating performance excluding the impacts of Uri. Vistra uses Ongoing Operations Illustrative Adjusted EBITDA to present a more normalized view of the long-term earnings power of the Company. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Molly Sorg

214-812-0046

Investor@vistracorp.com

About Vistra

Vistra (NYSE: VST) is a leading, Fortune 275 integrated retail electricity and power generation company based in Irving, Texas, providing essential resources for customers, commerce, and communities. Vistra combines an innovative, customer-centric approach to retail with safe, reliable, diverse, and efficient power generation. The company brings its products and services to market in 20 states and the District of Columbia, including six of the seven competitive wholesale markets in the U.S. and markets in Canada and Japan, as well. Serving nearly 4.3 million residential, commercial, and industrial retail customers with electricity and natural gas, Vistra is one of the largest competitive residential electricity providers in the country and offers over 50 renewable energy plans. The company is also the largest competitive power generator in the U.S., with a capacity of approximately 39,000 megawatts powered by a diverse portfolio, including natural gas, nuclear, solar, and battery energy storage facilities. In addition, Vistra is a large purchaser of wind power. The company owns and operates a 400-MW/1,600-MWh battery energy storage system in Moss Landing, California, the largest of its kind in the world. Vistra is guided by four core principles: we do business the right way, we work as a team, we compete to win, and we care about our stakeholders, including our customers, our communities where we work and live, our employees, and our investors. Learn more about our environmental, social, and governance efforts and read the company’s sustainability report at https://www.vistracorp.com/sustainability/.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, the potential impacts of the COVID-19 pandemic on our results of operations, financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,”

Vistra – Press Release

Nov. 5, 2021, Page 7

“estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”),are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, performance, and cost-saving initiatives and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of pandemics, including the COVID-19 pandemic, and the resulting effects on our results of operations, financial condition and cash flows; (v) the severity, magnitude and duration of extreme weather events (including Winter Storm Uri), contingencies and uncertainties relating thereto, most of which are difficult to predict and many of which are beyond our control, and the resulting effects on our results of operations, financial condition and cash flows; and (vi) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2020 and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Vistra – Press Release

Nov. 5, 2021, Page 8

VISTRA CORP. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (Millions of Dollars)
	Three Months Ended September 30,		Nine Months Ended September 30,

	2021	2020	2021	2020

Operating revenues	$2,991	$3,552	$8,763	$8,919
Fuel, purchased power costs and delivery fees	(1,763)	(1,469)	(7,827)	(3,832)
Operating costs	(372)	(457)	(1,173)	(1,249)
Depreciation and amortization	(468)	(410)	(1,355)	(1,284)
Selling, general and administrative expenses	(269)	(268)	(771)	(755)
Impairment of long-lived assets	—	(272)	(38)	(356)

Operating income (loss)	119	676	(2,401)	1,443
Other income	16	8	108	19
Other deductions	(5)	—	(13)	(35)
Interest expense and related charges	(124)	(101)	(288)	(541)
Impacts of Tax Receivable Agreement	35	58	31	44
Equity in earnings of unconsolidated investment	—	—	—	4

Income (loss) before income taxes	41	641	(2,563)	934
Income tax (expense) benefit	(31)	(199)	569	(283)

Net income (loss)	$10	$442	$(1,994)	$651
Net (income) loss attributable to noncontrolling interest	(3)	1	(6)	14

Net income (loss) attributable to Vistra	$7	$443	$(2,000)	$665

Vistra – Press Release

Nov. 5, 2021, Page 9

VISTRA CORP. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (Millions of Dollars)
	Nine Months Ended September 30,
	2021	2020

Cash flows — operating activities:
Net income (loss)	$(1,994)	$651
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	1,551	1,512
Deferred income tax expense (benefit), net	(587)	264
Impairment of long-lived assets	38	356
Loss on disposal of investment in NELP	—	29
Unrealized net (gain) loss from mark-to-market valuations of commodities	771	(444)
Unrealized net (gain) loss from mark-to-market valuations of interest rate swaps	(92)	181
Asset retirement obligation accretion expense	27	33
Impacts of Tax Receivable Agreement	(31)	(44)
Stock-based compensation	36	46
Other, net	79	115
Changes in operating assets and liabilities:
Margin deposits, net	(767)	60
Accrued interest	(55)	(97)
Accrued taxes	(63)	(35)
Accrued employee incentive	(86)	(20)
Other operating assets and liabilities	680	(257)

Cash provided by (used in) operating activities	(493)	2,350

Cash flows — investing activities:
Capital expenditures, including nuclear fuel purchases and LTSA prepayments	(790)	(838)
Proceeds from sales of nuclear decommissioning trust fund securities	366	291
Investments in nuclear decommissioning trust fund securities	(382)	(307)
Proceeds from sales of environmental allowances	102	91
Purchases of environmental allowances	(247)	(210)
Insurance proceeds	74	15
Proceeds from sale of assets	7	23
Other, net	27	8

Cash used in investing activities	(843)	(927)

Cash flows — financing activities:
Issuances of long-term debt	1,250	—
Borrowings under Term Loan A	1,250	—
Repayment under Term Loan A	(1,250)	—
Proceeds from forward capacity agreement	500	—
Repayments/repurchases of debt	(234)	(955)
Net borrowings under accounts receivable financing	175	175
Borrowings under Revolving Credit Facility	1,300	1,075
Repayments under Revolving Credit Facility	(1,300)	(1,425)
Share repurchases	(175)	—
Dividends paid to stockholders	(219)	(198)
Debt tender offer and other financing fees	(13)	(17)
Other, net	(5)	(3)

Cash provided by (used in) financing activities	1,279	(1,348)

Net change in cash, cash equivalents and restricted cash	(57)	75
Cash, cash equivalents and restricted cash — beginning balance	444	475

Cash, cash equivalents and restricted cash — ending balance	$387	$550

Vistra – Press Release

Nov. 5, 2021, Page 10

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2021

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$779	$4	$(233)	$(18)	$(375)	$(141)	$16	$(6)	$10
Income tax expense	2	—	—	—	—	29	31	—	31
Interest expense and related charges (a)	2	(3)	5	(1)	1	119	123	1	124
Depreciation and amortization (b)	53	200	164	15	40	17	489	—	489

EBITDA before Adjustments	836	201	(64)	(4)	(334)	24	659	(5)	654
Unrealized net (gain) loss resulting from hedging transactions	(739)	654	254	39	381	—	589	—	589
Generation plant retirement expenses	—	—	—	—	4	1	5	—	5
Fresh start/purchase accounting impacts	(2)	(2)	—	—	(13)	—	(17)	—	(17)
Impacts of Tax Receivable Agreement	—	—	—	—	—	(35)	(35)	—	(35)
Non-cash compensation expenses	—	—	—	—	—	11	11	—	11
Transition and merger expenses	(4)	—	—	—	—	2	(2)	—	(2)
Impairment of long-lived assets	—	2	—	—	—	—	2	—	2
COVID-19-related expenses (c)	—	1	—	—	—	—	1	—	1
Winter Storm Uri impacts (d)	(31)	(2)	—	—	—	—	(33)	—	(33)
Other, net	5	4	3	1	(2)	(14)	(3)	1	(2)
Adjusted EBITDA	$65	$858	$193	$36	$36	$(11)	$1,177	$(4)	$1,173

Other Winter Storm Uri impacts (e)	(13)	3	—	—	—	—	(10)	—	(10)

Adjusted EBITDA, excluding Winter Storm Uri impacts	$52	$861	$193	$36	$36	$(11)	$1,167	$(4)	$1,163

(a)	Includes $13 million of unrealized mark-to-market net gains on interest rate swaps.

(b)	Includes nuclear fuel amortization of $21 million in Texas segment.

(c)	Includes material and supplies and other incremental costs related to our COVID-19 response.

(d)

Includes bill credits related to large commercial and industrial customers that curtailed during Winter Storm Uri as the credits are applied to customer bills and a small reduction of ERCOT default uplift charges, partially offset by ongoing Winter Storm Uri related legal fees and other costs.

(e)	Includes the ERCOT resettlement and revenue true-up benefit of $43 million net of bill credits of $(33) million applied to large commercial and industrial customer bills that curtailed during Uri.

Vistra – Press Release

Nov. 5, 2021, Page 11

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$2,677	$(3,651)	$(332)	$(62)	$(841)	$235	$(1,974)	$(20)	$(1,994)
Income tax expense (benefit)	2	—	—	—	—	(571)	(569)	—	(569)
Interest expense and related charges (a)	7	(10)	11	(9)	1	287	287	1	288
Depreciation and amortization (b)	160	523	553	30	99	51	1,416	—	1,416

EBITDA before Adjustments	2,846	(3,138)	232	(41)	(741)	2	(840)	(19)	(859)
Unrealized net (gain) loss resulting from hedging transactions	(2,840)	2,269	407	120	815	—	771	—	771
Generation plant retirement expenses	—	—	—	—	19	—	19	—	19
Fresh start/purchase accounting impacts	1	(3)	(74)	—	(20)	—	(96)	—	(96)
Impacts of Tax Receivable Agreement	—	—	—	—	—	(31)	(31)	—	(31)
Non-cash compensation expenses	—	—	—	—	—	40	40	—	40
Transition and merger expenses	(2)	—	—	—	—	—	(2)	(15)	(17)
Impairment of long-lived assets	—	2	—	—	38	—	40	—	40
COVID-19-related expenses (c)	—	3	1	—	1	1	6	—	6
Winter Storm Uri impacts (d)	354	511	—	—	1	—	866	—	866
Other, net	17	6	7	2	2	(31)	3	2	5
Adjusted EBITDA	376	(350)	573	81	115	(19)	776	(32)	744

Other Winter Storm Uri impacts (e)	551	1,551	(50)	—	(17)	—	2,035	—	2,035

Adjusted EBITDA, excluding Winter Storm Uri impacts	$927	$1,201	$523	$81	$98	$(19)	$2,811	$(32)	$2,779

(a)	Includes $92 million of unrealized mark-to-market net gains on interest rate swaps.

(b)	Includes nuclear fuel amortization of $61 million in the Texas segment.

(c)	Includes material and supplies and other incremental costs related to our COVID-19 response.

(d)

Includes the following amounts, which we believe are not reflective of our operating performance: $194 million for allocation of ERCOT default uplift charges which are expected to be paid over more than 90 years under current protocols (net present value of $45 million applying a 4.25% discount rate); accrual of Koch earn-out disputed amounts of $286 million that the Company is contesting and does not believe should be paid; $386 million for future bill credits related to Winter Storm Uri as further described below and Winter Storm Uri related legal fees and other costs. The adjustment for future bill credits relates to large commercial and industrial customers that curtailed during Winter Storm Uri and will reverse and impact Adjusted EBITDA in future periods as the credits are applied to customer bills. We estimate the amounts

Vistra – Press Release

Nov. 5, 2021, Page 12

to be applied in future periods are for the remainder of 2021 (approximately $43 million), 2022 (approximately $185 million), 2023 (approximately $84 million), 2024 (approximately $18 million), and 2025 (approximately $8 million). The Company believes the inclusion of the bill credits as a reduction to Adjusted EBITDA in the years in which such bill credits are applied more accurately reflects its operating performance.
(e)

Removes losses incurred due to the need to procure power in ERCOT at market prices at or near the price cap due to lower output from our natural gas-fueled power plants driven by natural gas deliverability issues and our coal-fueled power plants driven by coal fuel handling challenges, high fuel costs, and high retail load costs, partially offset by favorable prices on volumes produced in the East and Sunset segments.

Vistra – Press Release

Nov. 5, 2021, Page 13

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2020

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated

Net income (loss)	$109	$908	$100	$29	$(368)	$(276)	$502	$(60)	$442
Income tax expense	—	—				199	199	—	199
Interest expense and related charges (a)	2	(2)	2	(3)	1	101	101	—	101
Depreciation and amortization (b)	67	127	181	5	22	17	419	12	431

EBITDA before Adjustments	178	1,033	283	31	(345)	41	1,221	(48)	1,173
Unrealized net (gain) loss resulting from hedging transactions	(316)	(78)	(40)	(9)	122	—	(321)	—	(321)
Generation plant retirement expenses	—	—	—	—	43	—	43	—	43
Fresh start / purchase accounting impacts	(6)	—	6	—	—	—	—	—	—
Impacts of Tax Receivable Agreement	—	—	—	—	—	(58)	(58)	—	(58)
Non-cash compensation expenses	—	—	—	—	—	16	16	—	16
Transition and merger expenses	1	—	(5)	—	—	2	(2)	—	(2)
Impairment of long-lived assets	—	—	—	—	272	—	272	—	272
COVID-19-related expenses (c)	—	2	—	—	1	—	3	—	3
Other, net	3	15	1	1	—	(11)	9	2	11

Adjusted EBITDA	$(140)	$972	$245	$23	$93	$(10)	$1,183	$(46)	$1,137

(a)	Includes $11 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $20 million in Texas segment.
(c)	Includes material and supplies and other incremental costs related to our COVID-19 response.

Vistra – Press Release

Nov. 5, 2021, Page 14

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$433	$1,484	$119	$49	$(469)	$(876)	$740	$(89)	$651
Income tax expense	—	—	—	—	—	283	283	—	283
Interest expense and related charges (a)	8	(6)	6	(6)	2	537	541	—	541
Depreciation and amortization (b)	229	397	540	14	101	48	1,329	12	1,341

EBITDA before Adjustments	670	1,875	665	57	(366)	(8)	2,893	(77)	2,816
Unrealized net (gain) loss resulting from hedging transactions	(114)	(449)	(37)	(1)	157	—	(444)	—	(444)
Generation plant retirement expenses	—	—	—	—	43	—	43	—	43
Fresh start / purchase accounting impacts	1	(4)	23	—	14	—	34	—	34
Impacts of Tax Receivable Agreement	—	—	—	—	—	(44)	(44)	—	(44)
Non-cash compensation expenses	—	—	—	—	—	46	46	—	46
Transition and merger expenses	8	1	1	—	—	10	20	(3)	17
Impairment of long-lived assets	—	—	—	—	356	—	356	—	356
Loss on disposal of investment in NELP	—	—	29	—	—	—	29	—	29
COVID-19-related expenses (c)	—	12	2	—	3	1	18	—	18
Other, net	7	17	8	3	2	(25)	12	2	14

Adjusted EBITDA	$572	$1,452	$691	$59	$209	$(20)	$2,963	$(78)	$2,885

(a)	Includes $181 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $57 million in Texas segment.
(c)	Included material and supplies and other incremental costs related to our COVID-19 response.

Vistra – Press Release

Nov. 5, 2021, Page 15

VISTRA CORP.

NON-GAAP RECONCILIATIONS - 2021 GUIDANCE1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Net income (loss)	$(1,918)	$(1,764)	$(67)	$(47)	$(1,985)	$(1,811)
Income tax benefit	(509)	(463)	—	—	(509)	(463)
Interest expense and related charges (a)	417	417	—	—	417	417
Depreciation and amortization (b)	1,790	1,790	—	—	1,790	1,790

EBITDA before Adjustments	$(220)	$(20)	$(67)	$(47)	$(287)	$(67)
Unrealized net (gain)/loss resulting from hedging transactions	763	763	—	—	763	763
Fresh start / purchase accounting impacts	(78)	(78)	—	—	(78)	(78)
Impacts of Tax Receivable Agreement	(17)	(17)	—	—	(17)	(17)
Non-cash compensation expenses	48	48	—	—	48	48
Transition and merger expenses	27	27	(15)	(15)	12	12
Winter storm Uri impacts (c)	1,326	1,326	—	—	1,326	1,326
Other, net	41	41	2	2	43	43

Adjusted EBITDA guidance	$1,890	$2,090	$(80)	$(60)	$1,810	$2,030
Interest paid, net	(504)	(504)	—	—	(504)	(504)
Tax (paid) / received (d)	(44)	(44)	—	—	(44)	(44)
Tax receivable agreement payments	(2)	(2)	—	—	(2)	(2)
Working capital and margin deposits	(738)	(738)	(4)	(4)	(742)	(742)
Accrued environmental allowances	253	253	—	—	253	253
Reclamation and remediation	(38)	(38)	(66)	(66)	(104)	(104)
Winter storm Uri impacts (e)	(500)	(500)	—	—	(500)	(500)
Other changes in other operating assets and liabilities	(120)	(120)	(42)	(42)	(162)	(162)

Cash provided by operating activities	$197	$397	$(192)	$(172)	$5	$225
Capital expenditures including nuclear fuel purchases and LTSA prepayments	(639)	(639)	—	—	(639)	(639)
Solar and Moss Landing development and other growth expenditures	(471)	(471)	—	—	(471)	(471)
(Purchase) / sale of environmental credits and allowances	(197)	(197)	—	—	(197)	(197)
Other net investing activities	(18)	(18)	8	8	(10)	(10)

Free cash flow	$(1,128)	$(928)	$(184)	$(164)	$(1,312)	$(1,092)
Working capital and margin deposits	738	738	4	4	742	742
Solar and Moss Landing development and other growth expenditures	471	471	—	—	471	471
Accrued environmental allowances	(253)	(253)	—	—	(253)	(253)
Purchase / (sale) of environmental credits and allowances	197	197	—	—	197	197
Transition and merger expenses	58	58	40	40	98	98
Transition capital expenditures	17	17	—	—	17	17

Adjusted free cash flow before growth guidance	$100	$300	$(140)	$(120)	$(40)	$180

[1]	Regulation G Table for 2021 Guidance prepared as of November 5, 2021.
(a)	Includes unrealized (gain) / loss on interest rate swaps of ($105) million.
(b)	Includes nuclear fuel amortization of $82 million.

Vistra – Press Release

Nov. 5, 2021, Page 16

(c)

Includes $500 million securitization proceeds, $194 million for allocation of ERCOT default uplift charges; accrual of Koch earn-out disputed amounts of $286 million; $306 million for future bill credits related to Winter Storm Uri and Winter Storm Uri related legal fees and other costs. The adjustment for future bill credits relates to large commercial and industrial customers that curtailed during Winter Storm Uri and will reverse in future periods as the credits are applied to customer bills. We estimate the amounts to be applied in future years are 2022 (~$185 million), 2023 (~$84 million), 2024 (~$18 million), and 2025 (~$8 million).

(d)	Includes state tax payments.
(e)	Adjustments for non-cash impact of securitization proceeds.

Vistra – Press Release

Nov. 5, 2021, Page 17

VISTRA CORP.

NON-GAAP RECONCILIATIONS - 2022 GUIDANCE1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Net income (loss)	$1,027	$1,401	$(140)	$(40)	$887	$1,361
Income tax expense	301	427	—	—	301	427
Interest expense and related charges (a)	467	467	—	—	467	467
Depreciation and amortization (b)	1,640	1,640	—	—	1,640	1,640

EBITDA before Adjustments	$3,435	$3,935	$(140)	$(40)	$3,295	$3,895
Unrealized net (gain)/loss resulting from hedging transactions	(557)	(557)	—	—	(557)	(557)
Fresh start / purchase accounting impacts	19	19	—	—	19	19
Impacts of Tax Receivable Agreement	65	65	—	—	65	65
Non-cash compensation expenses	38	38	—	—	38	38
Transition and merger expenses	2	2	—	—	2	2
Winter storm Uri impacts (c)	(185)	(185)	—	—	(185)	(185)
Other, net	(7)	(7)	—	—	(7)	(7)

Adjusted EBITDA guidance	$2,810	$3,310	$(140)	$(40)	$2,670	$3,270
Interest paid, net	(514)	(514)	—	—	(514)	(514)
Tax (paid) / received (d)	(44)	(44)	—	—	(44)	(44)
Tax receivable agreement payments	(1)	(1)	—	—	(1)	(1)
Working capital and margin deposits	644	644	18	18	662	662
Accrued environmental allowances	330	330	—	—	330	330
Reclamation and remediation	(19)	(19)	(89)	(89)	(108)	(108)
Winter storm Uri impacts (e)	500	500	—	—	500	500
Other changes in other operating assets and liabilities	58	58	(26)	(26)	32	32

Cash provided by operating activities	$3,764	$4,264	$(237)	$(137)	$3,527	$4,127
Capital expenditures including nuclear fuel purchases and LTSA prepayments	(717)	(717)	—	—	(717)	(717)
Solar and storage development expenditures (f)	TBD		—	—	TBD
Other growth expenditures	(120)	(120)	—	—	(120)	(120)
(Purchase) / sale of environmental credits and allowances	(229)	(229)	—	—	(229)	(229)
Other net investing activities	(20)	(20)	—	—	(20)	(20)

Free cash flow	$2,678	$3,178	$(237)	$(137)	$2,441	$3,041
Working capital and margin deposits	(644)	(644)	(18)	(18)	(662)	(662)
Solar and storage development expenditures (f)	TBD		—	—	TBD
Other growth expenditures	120	120	—	—	120	120
Accrued environmental allowances	(330)	(330)	—	—	(330)	(330)
Purchase / (sale) of environmental credits and allowances	229	229	—	—	229	229
Transition and merger expenses	11	11	25	25	36	36
Transition capital expenditures	6	6	—	—	6	6

Adjusted free cash flow before growth guidance	$2,070	$2,570	$(230)	$(130)	$1,840	$2,440

Vistra – Press Release

Nov. 5, 2021, Page 18

[1]	Regulation G Table for 2021 Guidance prepared as of November 5, 2021.

(a)	Includes unrealized (gain) / loss on interest rate swaps of ($50) million.

(b)	Includes nuclear fuel amortization of $88 million.

(c)

Adjustment for bill credits applied to large commercial and industrial customers that curtailed during 2021 Winter Storm Uri. We estimate the amounts to be applied in future years are 2023 (~$84 million), 2024 (~$18 million) and 2025 (~$8 million).

(d)	Includes state tax payments.

(e)	Receipt of securitization proceeds.

(f)	Estimates for solar & energy capital expenditures in 2022 awaiting completion of renewables financing strategy.

Vistra – Press Release

Nov. 5, 2021, Page 19

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ILLUSTRATIVE 2022 GUIDANCE1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Net income (loss)	$1,027	$1,401	$(140)	$(40)	$887	$1,361
Income tax expense	301	427	—	—	301	427
Interest expense and related charges (a)	467	467	—	—	467	467
Depreciation and amortization (b)	1,640	1,640	—	—	1,640	1,640

EBITDA before Adjustments	$3,435	$3,935	$(140)	$(40)	$3,295	$3,895
Unrealized net (gain)/loss resulting from hedging transactions	(557)	(557)	—	—	(557)	(557)
Fresh start / purchase accounting impacts	19	19	—	—	19	19
Impacts of Tax Receivable Agreement	65	65	—	—	65	65
Non-cash compensation expenses	38	38	—	—	38	38
Transition and merger expenses	2	2	—	—	2	2
Winter storm Uri impacts	—	—	—	—	—	—
Other, net (c)	48	48	—	—	48	48

Adjusted EBITDA guidance	$3,050	$3,550	$(140)	$(40)	$2,910	$3,510
Interest paid, net	(514)	(514)	—	—	(514)	(514)
Tax (paid) / received (d)	(44)	(44)	—	—	(44)	(44)
Tax receivable agreement payments	(1)	(1)	—	—	(1)	(1)
Working capital and margin deposits	644	644	18	18	662	662
Accrued environmental allowances	330	330	—	—	330	330
Reclamation and remediation	(19)	(19)	(89)	(89)	(108)	(108)
Winter storm Uri impacts	—	—	—	—	—	—
Other changes in other operating assets and liabilities	58	58	(26)	(26)	32	32

Cash provided by operating activities	$3,504	$4,004	$(237)	$(137)	$3,267	$3,867
Capital expenditures including nuclear fuel purchases and LTSA prepayments	(717)	(717)	—	—	(717)	(717)
Solar and storage development expenditures (e)	TBD		—	—	TBD
Other growth expenditures	(120)	(120)	—	—	(120)	(120)
(Purchase) / sale of environmental credits and allowances	(229)	(229)	—	—	(229)	(229)
Other net investing activities	(20)	(20)	—	—	(20)	(20)

Free cash flow	$2,418	$2,918	$(237)	$(137)	$2,181	$2,781
Working capital and margin deposits	(644)	(644)	(18)	(18)	(662)	(662)
Solar and storage development expenditures (e)	TBD		—	—	TBD
Other growth expenditures	120	120	—	—	120	120
Accrued environmental allowances	(330)	(330)	—	—	(330)	(330)
Purchase / (sale) of environmental credits and allowances	229	229	—	—	229	229
Transition and merger expenses	11	11	25	25	36	36
Transition capital expenditures	6	6	—	—	6	6

Adjusted free cash flow before growth guidance	$1,810	$2,310	$(230)	$(130)	$1,580	$2,180

Vistra – Press Release

Nov. 5, 2021, Page 20

1

Regulation G Table for 2021 Guidance prepared as of November 5, 2021. 2022 Illustrative Guidance excludes ~$185 million impact from bill credits applied to large commercial and industrial customer bills that curtailed during Uri and ~$55 million impact from retail term contract backwardation. Also excludes $500 million securitization proceeds from Adjusted FCFbG. Provided for illustrative purposes only and should not be read or viewed as Vistra’s actual 2022 guidance, which is also set forth above.

(a)	Includes unrealized (gain) / loss on interest rate swaps of ($50) million.

(b)	Includes nuclear fuel amortization of $88 million.

(c)	Includes $55 million adjustment for retail term contracts backwardation

(d)	Includes state tax payments.

(e)	Estimates for solar & energy capital expenditures in 2022 awaiting completion of renewables financing strategy.